UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2016

Sport Endurance, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-161943	26-2754069
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

222 Broadway, 19th Floor, New York, NY	10038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01                     Entry Into a Material Definitive Agreement

Item 9.01                      Financial Statements and Exhibits

SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.

On May 18, 2016, Sport Endurance, Inc. (the “Company”) entered into an Asset Purchase and Sale Agreement with Sharp Innovations, LLC, a Wyoming limited liability company (“Seller”) to acquire certain assets comprising (a) tangible assets of Seller consisting of approximately 450 containers of that performance drink currently marketed under the name “sports leg and lung” (“Product”); (b) all intangible assets of Seller, including goodwill, licenses, patents, trade secrets, trademarks, copyrights, marketing rights, etc., specifically relating to and including certain intellectual property described as: that certain website URL www.sportslegandlung.com, the product formula for that performance drink currently marketed under the name “sports leg and lung”, all proprietary data owned and collected by the Seller with respect to the Product, and all rights of any description related to two future product formulations (one for weight loss and one for anti-aging, both of which the Seller has agreed to develop to completion and timely deliver to the Purchaser at no further charge) for a total cash price of $250,000, payable at the transaction closing. The transaction closed on May 18, 2016.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sport Endurance, Inc.

By:	/s/ David Lelong
Name:	David Lelong
Title:	President

Dated:	May 24, 2016